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                                                                   EXHIBIT 10(w)


                      AMENDMENT TO REIMBURSEMENT AGREEMENT


                 THIS AMENDMENT TO REIMBURSEMENT AGREEMENT (the "Amendment") is made as of September 11, 1996, between THORN APPLE VALLEY, INC., a Michigan corporation (the "Customer") and OLD KENT BANK (formerly Old Kent Bank and Trust Company), a Michigan banking corporation (the "Bank").

                               R E C I T A L S :

         A. Customer and Bank are parties to a Reimbursement Agreement, dated as of December 1, 1993 (the "Reimbursement Agreement"), pursuant to which Bank issued its Irrevocable Transferable Letter of Credit No. 8934, dated December 8, 1993, in favor of PNC Bank, Ohio, a national association (the "Trustee"), to secure payment of the Bonds; and

         B. Customer and Bank wish to amend the Reimbursement Agreement on the terms and conditions set forth in this Amendment.

                 NOW, THEREFORE, CUSTOMER AND BANK AGREE AS FOLLOWS:

         1. DEFINITIONS. In addition to the terms provided in the Recitals to this Amendment, the following terms shall have the following meanings:

                 "Bonds" means the Michigan Strategic Fund Adjustable Rate Demand Limited Obligation Revenue Bonds (Thorn Apple Valley Project), Series 1993, dated December 8, 1993, in the original principal amount of $5,500,000.

                 "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of September 11, 1996, by and among Customer, certain commercial lending institutions, as lenders, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch ("RBN"), which provides for lenders to extend credit facilities of up to $90,000,000 to Customer.

                 "Seasonal Credit Agreement" means the Agreement, dated September 11, 1996, by and among Customer, certain lenders, and RBN as agent, that provides for lenders to extend to Customer a Senior Secured Seasonal Line of Credit of up to $20,000,000.

                 "Intercreditor Agreement" means that Intercreditor Agreement, dated September 11, 1996, by and among RBN as credit agent, as seasonal agent, and as collateral agent, Bank, National City Bank, Harris Trust and Savings Bank, Allstate Life Insurance Company, Principal Mutual Life Insurance Company and Great West Life and Annuity Insurance Company.

         2. INCREASE IN LETTER OF CREDIT FEE. Effective on the date of this Agreement, the annual Letter of Credit fee of 1/2 of one percent (1/2%) per annum set forth in Section 3.01 of the Reimbursement Agreement is hereby increased to 1 percent (1%) per annum.
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         3.      WAIVER OF COMPLIANCE WITH AND DELETION OF CERTAIN COVENANTS.
All of the covenants set forth in Section 6 of the Reimbursement Agreement are hereby deleted in their entirety from the Reimbursement Agreement. Bank hereby waives any default by Customer previously existing or existing as of the date of this Amendment in complying with these covenants that are now deleted from the Reimbursement Agreement.

         4.      ADDITION OF NEW COVENANTS.

                 (a) All covenants set forth in Section 7.1 and Exhibit A of the Credit Agreement are hereby incorporated into the Reimbursement Agreement. Customer shall on and after the date of this Amendment comply fully with all of the terms and conditions of those covenants as if they were set forth herein in this Amendment and in the Reimbursement Agreement in their entirety.

                 (b) As an additional affirmative covenant, Customer agrees that if any proceeds are paid to RBN under Section 6(c) of the Intercreditor Agreement, Customer will, within ten (10) days after written notice from Bank, take those actions required that are necessary to cause an optional redemption of the Bonds in amounts equal to the proceeds deposited with RBN for the account of Bank under
         Section 6(c) of the Intercreditor Agreement (rounded up or down to the nearest $5,000).

         5. ADDITION OF NEW EVENTS OF DEFAULT. The following Events of Default are added to Section 7.01 of the Reimbursement Agreement:

                 G.       The occurrence of an Event of Default under Section
                          8.1 of the Credit Agreement; and

                 H. The occurrence of an Event of Default under Section 7 of the Seasonal Credit Agreement; and

                 I. Failure by Customer to provide written notice to the Trustee directing an optional redemption of the Bonds, as required by Section 4(b) of this Amendment, within 10 days after Bank has provided Customer with a written direction that Customer direct an optional redemption of the Bonds as provided in Section 4(b) of this Amendment.

         6. ACCELERATION OF PRINCIPAL OF BONDS. Bank agrees that it will not direct the Trustee to accelerate the unpaid principal of the Bonds if Customer defaults in the performance of the covenants incorporated into the Reimbursement Agreement under Section 4(a) of this Agreement unless and until the unpaid principal of the loans provided for under the Credit Agreement is accelerated or otherwise declared by RBN, as agent, to be immediately due and payable. The provisions of this paragraph shall not preclude Bank from directing the Trustee to accelerate the unpaid principal of the Bonds as a result of any other default by Company under the Reimbursement Agreement, including, but not limited to, any failure by Company to pay any fees due to Bank under the Reimbursement Agreement or to reimburse Bank for any draws under the Letter of Credit.





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          7.       NO OTHER AMENDMENTS OR MODIFICATIONS.  Except for the
amendments and modifications contained in this Amendment, all other provisions of the Reimbursement Agreement shall remain in full force and effect without amendment or modification.


                                           THORN APPLE VALLEY, INC.

                                           By _______________________________

                                               Its __________________________



                                           OLD KENT BANK

                                           By _______________________________

                                               Its __________________________





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